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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRANSMERIDIAN EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	76-0644935 (I.R.S. Employer Identification No.)
397 N. Sam Houston Pkwy E, Suite 300 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0006 par value	Not applicable

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates (if applicable): 333-60960

        Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.0006 par value.

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Common Stock is included in the Registration Statement on Form SB-2 as initially filed with the Commission on May 15, 2001 (Registration No. 333-60960).

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit
1	Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-60960), as initially filed with the Securities and Exchange Commission on May 15, 2001, and as subsequently amended incorporated herein by reference
2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) to Issuer's Form SB-2 as filed with the Commission on May 15, 2001)
3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Issuer's Form SB-2 as filed with the Commission on May 15, 2001)
4	Specimen Stock Certificate (Filed herewith).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 2004
Transmeridian Exploration, Inc.
/s/ Randall D. Keys Randall D. Keys Chief Financial Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE